Exhibit (a)(1)(iv)

IMPSAT Fiber Networks, Inc.
Offer to Purchase for Cash
Any and All Outstanding
Series A 6% Senior Guaranteed Convertible Notes due 2011
(CUSIP No. 45321TAL7)
and
Series B 6% Senior Guaranteed Convertible Notes due 2011
(CUSIP Nos. 45321TAM5 and 45321TAN3)
and Solicitation of Consents for
Amendment of the Related Indentures and Waiver

THE TENDER OFFER, SOLICITATION AND WAIVER (EACH AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 26, 2007, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). REGISTERED HOLDERS (“HOLDERS”) OF NOTES (AS DEFINED BELOW) MUST TENDER, AND NOT WITHDRAW, THEIR NOTES PRIOR TO SUCH TIME TO RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW). CONSENTS AND WAIVERS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS OFFER TO PURCHASE AND CONSENT SOLITICITATION STATEMENT AND THE RELATED LETTER OF TRANSMITTAL AND CONSENT.

January 29, 2007

To Our Clients:

IMPSAT Fiber Networks, Inc., a Delaware corporation (the “Company”), is offering to purchase for cash any and all of its outstanding Notes of the type set forth above, on the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated the date hereof (the “Offer to Purchase”). Terms used herein and defined in the Offer to Purchase are used herein as so defined.

The Company is also soliciting Consents to amend the related Indentures and agree to certain Waivers. A Holder validly tendering Notes pursuant to the Tender Offer prior to the Expiration Time will, by tendering those Notes, be consenting to the Amendments and agreeing to the Waivers. A Holder may not consent to the Amendments or agree to the Waivers without tendering its Notes pursuant to the Offer and may not revoke its Consent or Waiver without withdrawing from the Offer the previously tendered Notes to which that Consent or Waiver relates. Once the Supplemental Indentures with respect to the Amendments have been executed, there will be no way to revoke a Consent. After the Expiration Time, there will be no way to revoke a Waiver.

This material is being forwarded to you as the beneficial owner of Notes held by us for your account but not registered in your name. A tender of those Notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver Consents and Waivers with respect to the Notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below or by contacting your account executive.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer to Purchase. You must tender your Notes prior to the Expiration Time (5:00 p.m., New York City time, on February 26, 2007, unless extended or earlier terminated) and not withdraw that tender in order to receive the Offer Consideration. Notes tendered prior to the Expiration Time may be withdrawn prior to the Expiration Time. The Tender Offer will expire at 5:00 p.m., New York City time, on February 26, 2007, unless extended or earlier terminated.

CUSIP Nos. 45321TAL7, 45321TAM5 and/or 45321TAN3

To: My Broker, Account Executive, Trust Company or Other Nominee:

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to IMPSAT Fiber Networks, Inc.’s Offer to Purchase with respect to its Series A 6% Senior Guaranteed Convertible Notes due 2011 (CUSIP No. 45321TAL7) and its Series B 6% Senior Guaranteed Convertible Notes due 2011 (CUSIP Nos. 45321TAM5 and 45321TAN3) (the “Notes”).

This will instruct you to tender the principal amount of Notes indicated below held by you for the account of the undersigned, and to deliver corresponding Consents and Waivers, pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 29, 2007.

Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered and as to which Consents and Waivers are to be Given*

*     Unless otherwise indicated, the entire principal amount indicated in the box entitled “Principal Amount Held for Account of Holders)” will be tendered. The principal amount tendered must be $1,000 or an integral multiple thereof. All tenders made before the Expiration Time will also constitute a Consent and Waiver.

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Signature(s)
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Please print name(s)
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Address
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Area Code and Telephone No.
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Tax Identification or Social Security No.
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My Account Number with You
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Date